UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 8, 2018
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On recommendation of the Nominating and Corporate Governance Committee of Fuel Tech, Inc. (Fuel Tech), the Fuel Tech Board of Directors (Board) voted on March 8, 2018 (and with effect on March 15, 2018) to increase the size of the Board from five to six directors, and to elect Sharon L. Jones as an independent director to fill Fuel Tech’s open directorship. On March 9, 2018, Fuel Tech issued a press release announcing the then appointment of Ms. Jones to its Board, a copy of which is attached as Exhibit 99.1 to this Form 8-K.
Ms. Jones served as Aircraft Protection Vice President and Site Lead (2014-2015) for Orbital ATK, which designs, builds and delivers space, defense, and aviation-related systems to a global client base. Prior to Orbital ATK’s 2014 merger with Alliant Techsystems, Inc. (“Alliant”), a Fortune 500 aerospace and munitions leader, Ms. Jones held a variety of senior leadership positions at Alliant, including Technology Vice President (2010-2013), Manufacturing Director (2005-2010), Environmental, Safety and Security Director (2002-2005), Program Director (1998-2001), and engineering, quality assurance, and employee safety and security (1985-1997). Ms. Jones began her career as a research chemist at Dow Chemical Company in 1982.
Ms. Jones’s election was not pursuant to any arrangement or understanding with any person. There are no related party transactions between Ms. Jones and Fuel Tech. As a member of Fuel Tech’s Board of Directors (Director), Ms. Jones, a non-employee Director, will participate in Fuel Tech’s compensation arrangements for each non-employee Director, which is an annual retainer of $40,000 for Board service, payable in arrears; and $1,200 for a day of service as a Director at the request of the Chairman. In addition, under the Fuel Tech, Inc. 2014 Long-Term Incentive Plan, currently for each non-employee Director there is: (a) a target annual equity award dollar value amount of $30,000, and (b) as of the first business day following each annual meeting of stockholders, an annual equity award to each then incumbent non-employee Director by the Board in the form of either: (i) restricted stock units (RSU), with all such RSUs awarded vesting upon the earlier of the first anniversary of the award date or the day prior to the first regularly-scheduled annual meeting of the Company’s stockholders following the award date except that the RSUs shall be fully vested upon a change-in-control, or (ii) a non-qualified stock option grant of Fuel Tech Common Stock for a term of 10 years, vesting immediately. Also, under Fuel Tech’s Deferred Compensation Plan for Directors, as a non-employee Director, Ms. Jones is entitled to elect to defer Director fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech common stock or in cash in a lump sum or over a period of five years as elected by the Director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Fuel Tech, Inc. Press Release dated March 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: March 9, 2018	By:	/s/ Vincent J. Arnone
Vincent J. Arnone
President and Chief Executive Officer